Exhibit 10.1

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA

FORM OF
EMPLOYEE STOCK OWNERSHIP PLAN

Effective [              ]

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA

FORM OF
EMPLOYEE STOCK OWNERSHIP PLAN

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA

EMPLOYEE STOCK OWNERSHIP PLAN

SECTION 1

INTRODUCTION

1.01         Nature of the Plan. Effective as of               (the “Effective Date”), Central Federal Savings and Loan Association of Rolla (the “Association”) hereby adopts the Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan (the “Plan”). The Plan enables Eligible Employees (as defined in Section 2.01(q) of the Plan) to acquire stock ownership interests in Central Federal Bancshares, Inc. (the “Company”), the holding company of the Association. The Association intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and Sections 409(l) and 4975(e)(8) of the Code. Accordingly, the Plan and Trust Agreement (as defined in Section 2.01(oo) of the Plan) shall be interpreted and applied in a manner consistent with the Association’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.

1.02         Employers and Affiliates. The Association and each of its Affiliates (as defined in Section 2.01(c) of the Plan) which, with the consent of the Association, adopt the Plan pursuant to the provisions of Section 12.01 of the Plan are collectively referred to as the “Employers” and individually as an “Employer.” The Plan shall be treated as a single plan with respect to all participating Employers. No Employer is a Subchapter-S corporation as of the Effective Date.

SECTION 2

DEFINITIONS

2.01         Definitions. In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the following bolded and capitalized terms have the meanings set forth below.

(a)          Account or Accounts mean a Participant’s or Beneficiary’s Company Stock Account and/or his Other Investments Account, as the context so requires.

(b)          Acquisition Loan means a loan (or other extension of credit, including an installment obligation to a “party in interest” (as defined in Section 3(14) of ERISA)) incurred by the Trustee in connection with the purchase of Company Stock.

(c)          Affiliate means any corporation, trade or business, which, at the time of reference, is together with the Association, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Association under Section 414(o) of the Code; provided, however, that, where the context so requires, the term “Affiliate” shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code. The Association, Company and any other Affiliate are sometimes collectively referred to as the “Control Group”.

(d)          Association means Central Federal Savings and Loan Association of Rolla and any entity which succeeds to the business of the Association and which adopts this Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assuming the obligations under the Plan.

1

(e)          Beneficiary means any person or the persons (natural or otherwise) designated by a Participant to receive benefits under the Plan following a Participant’s death or in the absence of any such designated persons), such other persons as determined to be the beneficiary under Section 7.03 of the Plan.

(f)          Break In Service means any Plan Year, in which an Employee has 500 or fewer Hours of Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (the Employee shall not be credited with more than 501 Hours of Service to avoid a Break in Service), unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service. Hours of Service shall be credited only in the year in which the absence from work begins, if a Participant would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following year.

(g)          Change in Control means the occurrence of any one of the events set forth below.

(i)          Merger: The Company or the Association merges into or consolidates with another corporation, or merges another corporation into the Company or the Association, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Association immediately before the merger or consolidation.

(ii)         Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Exchange Act, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of twenty-five percent (25%) or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty (50%) or more of its outstanding voting securities.

(iii)        Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Association’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Association’s or the Company’s board of directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period.

(iv)        Sale of Assets: The Company or the Association sells to a third party all or substantially all of its assets.

(h)          Code means the Internal Revenue Code of 1986, as amended.

(i)          Committee means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.

(j)          Company means Central Federal Bancshares, Inc., a Missouri corporation, and any entity which succeeds to the business of Central Federal Bancshares, Inc.

2

(k)           Company Stock means the common stock of Central Federal Bancshares, Inc. and any other common stock issued by another corporation which is a member of the same group of controlled corporations. Company Stock shall also include any securities substituted for such stock by way of recapitalization, reorganization, merger or consolidation. The Plan shall not hold or invest in any Company Stock unless such securities are: (i) common stock which is readily tradable in an established market; or (ii) if there is no such readily tradable common stock, then common stock having a combination of voting power and dividend rights equal to or in excess of that class of common stock having the greatest voting power and that class of common stock having the greatest dividend rights; provided that noncallable preferred stock which is convertible at any time at a reasonable price into common stock having the characteristics described above may be held or purchased as Plan investments.

(l)            Company Stock Account means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.

(m)          Compensation means a Participant’s compensation paid by the Employer for the Employer’s fiscal year, as reflected on IRS Form W-2, including wages, salary, overtime pay, commissions and bonuses of all kinds. Compensation shall also include amounts not currently includible in gross income by reason of the application of Sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), 402(e)(3) (401(k) plan), 402(h)(1)(B) (simplified employee pension plan), 414(h) (employer pickup contributions under a governmental plan), 403(b) (tax sheltered annuity) or 457(b) (eligible deferred compensation plan) of the Code. Notwithstanding the foregoing, to the extent the definition of Compensation does not satisfy the requirements of Section 414(s) of the Code for any particular Plan Year, then, for that Plan Year, the definition of Compensation shall have the meaning provided in Section 5.05(c) of this Plan.

A Participant’s Compensation shall not exceed the limit set forth in Section 401(a)(17) of the Code ($265,000 for the Plan Years beginning January 1, 2015). If the Plan Year for which a Participant’s Compensation is measured is less than twelve (12) calendar months, then the amount of Compensation taken into account for such Plan Year shall be the adjusted amount for such Plan Year, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, Compensation received from an Affiliate shall be recognized as Compensation.

(n)          Disability means a physical or mental impairment, certified by one or more physician(s) designated by the Committee, which prevents him from doing any substantial gainful activity for which he is fitted by education, training or experience, and which is expected to last at least 12 months or to result in death.

(o)          Effective Date means                  .

(p)         Eligibility Computation Period means a twelve (12) consecutive month period. An Employee’s first Eligibility commencement period shall begin on the date he first performs an Hour of Service for the Employer (i.e., “employment commencement date”). Subsequent Eligibility Computation Periods shall be the Plan Year, commencing with the first Plan Year that includes the first anniversary date of the Employee’s employment commencement date. To determine the first Eligibility Computation Period after a one year Break in Service, the Plan shall use the twelve (12) consecutive month period beginning on the date the Employee again performs an Hour of Service for the Employer.

(q)         Eligible Employee means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.

(r)          Employee means any individual who is or has been employed or self-employed by an Employer. “Employee” also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any

3

related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are performed under the primary direction or control of the Employer. However, such a “leased employee” shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee’s Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer’s total work force (including leased employees, but excluding Highly Compensated Employees and any other Employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

(s)           Employer or Employers means the Association and its Affiliates, which adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity which succeeds to the business of the Association or its Affiliates and which adopts the Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assumes the obligations under the Plan.

(t)           Entry Date means January 1st and July 1st.

(u)          ERISA means the Employee Retirement Income Security Act of 1974, as amended.

(v)          Exchange Act means the Securities Exchange Act of 1934, as amended.

(w)         Fiduciaries means the named fiduciaries, who shall be the Company, each Employer, the Plan Administrator, the Committee responsible for plan administration and the Trustee, and other parties designated as fiduciaries by such named fiduciaries in accordance with the powers herein provided, but only with respect to the specific responsibilities of the Plan as set forth herein.

(x)         Financed Shares means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, which shall constitute “qualifying employer securities” under Section 409(l) of the Code and any shares of Company Stock received upon conversion or exchange of such shares.

(y)         Highly Compensated Employee means an Employee who, for a particular Plan Year, satisfies one of the following conditions:

(i)          was a “5-percent owner” (as defined in Section 414(q)(2) of the Code) during the year or the preceding year; or

(ii)         for the preceding year, had “compensation” (as defined in Section 414(q)(4) of the Code) from the Association and its Affiliates exceeding the limit in Section 414(q)(l) of the Code ($120,000 for Plan Years beginning January 1, 2015). The applicable year for which a determination is being made is called a “determination year” and the preceding 12-month period is called “look-back year.”

(z)          Hours of Service means hours to be credited to an Employee under the rules set forth below.

(i)          Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

(ii)         Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

4

(iii)        Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties. The same Hours of Service will not be credited both under paragraph (i) or (ii) as the case may be, and under this paragraph. These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

(iv)        Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (i), (ii) and (iii); an Employee may not get double credit for the same period.

(v)         If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 90 Hours of Service for each bi-weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

(vi)        Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

(vii)       In all respects an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor’s regulations under Title I of ERISA.

Notwithstanding anything of the Plan to the contrary, Hours of Service credited under the Plan with respect to qualified military service shall be determined in accordance with Section 414(u) of the Code.

(aa)         Loan Suspense Account means that portion of the Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants’ Accounts.

(bb)        Normal Retirement Age means the date the Employee attains age sixty-five (65).

(cc)        Normal Retirement Date means the first day of the month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(dd)        Other Investments Account means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.

(ee)        Participant means any active Employee who has become a participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.

(ff)         Plan means this Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan, as amended from time to time.

(gg)       Plan Year means the calendar year.

(hh)       Postponed Retirement Date means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.

(ii)         Recognized Absence means a period for which:

5

(i)          an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

(ii)         an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

(iii)        an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

(jj)         Reemployment After a Period of Uniformed Service has the meaning set forth below.

(i)          An Eligible Employee has returned to employment with a participating Employer, within the time frame set forth in subparagraph (ii) below, after a Period of Uniformed Service (that is, the period of time in which an Employee serves in the Uniformed Services) and the following rules corresponding to provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) apply: (1) he gives sufficient notice of leave to the Employer prior to commencing a Period of Uniformed Service, or is excused from providing such notice; (2) his employment with the Employer prior to a Period of Uniformed Service was not of a brief, non-recurrent nature that would preclude a reasonable expectation that the employment would continue indefinitely or for a significant period; (3) the Employer’s circumstances have not changed so that reemployment is unreasonable or an undue hardship to the Employer, and (4) the applicable cumulative Periods of Uniformed Service under USERRA equals five years or less, unless service in the Uniformed Services:

(A)         in excess of five years is required to complete an initial Period of Uniformed Service;

(B)         prevents the Participant from obtaining orders releasing him or her from such Period of Uniformed Service prior to the expiration of a five-year period (through no fault of the Participant);

(C)         is required in the National Guard for drill and instruction, field exercises or active duty training, or to fulfill necessary additional training, or to fulfill necessary additional training requirements certified in writing by the Secretary of the branch of Uniformed Services concerned; or

(D)         for a Participant is:

1.          required other than for training under any provisions of law during a war or national emergency declared by the President or Congress;

2.          required (other than for training) in support of an operational mission for which personnel have been ordered to active duty other than during war or national emergency;

3.          required in support of a critical mission or requirement of the Uniformed Services; or

4.          the result of being called into service as a member of the National Guard by the President in the case of rebellion or danger of rebellion against the authority of the United States Government or if the President is unable to execute the laws of the United States with the regular forces.

(ii)         The applicable statutory time frames within which an Employee must report to an Employer after a Period of Uniformed Service are set forth below.

(A)         If the Period of Uniformed Service was less than 31 days,

6

1.          not later than the beginning of the first full regularly scheduled work period on the first full calendar day following the completion of the Period of Uniformed Service and the expiration of eight hours after a period of time allowing for the safe transportation of the Employee from the place of service in the Uniformed Services to the Employee’s residence; or

2.          as soon as possible after the expiration of the eight-hour period of time referred to in clause (ii)(A)1, if reporting within the period referred to in such clause is impossible or unreasonable through no fault of the Employee.

(B)         In the case of an Employee whose Period of Uniformed Service was for more than 30 days but less than 181 days, by submitting an application for reemployment with a participating Employer not later than 14 days after the completion of the Period of Uniformed Service or, if submitting such application within such period is impossible or unreasonable through no fault of the Employee, the next first full calendar day when submission of such application becomes reasonable.

(C)         In the case of an Employee whose Period of Uniformed Service was for more than 180 days, by submitting an application for reemployment with a participating Employer not later than 90 days after the completion of the Period of Uniformed Service.

(D)         In the case of an Employee who is hospitalized for, or convalescing from, an illness or injury related to the Period of Uniformed Service the Employee shall apply for reemployment with an Employer at the end of the period that is necessary for the Employee to recover. Such period of recovery shall not exceed two years, unless circumstances beyond the Employee’s control make reporting as above unreasonable or impossible.

(iii)        Notwithstanding subparagraph (i), Reemployment After a Period of Uniformed Service terminates upon the occurrence of any of the following:

(A)         a dishonorable or bad conduct discharge from the Uniformed Services;

(B)         any other discharge from the Uniformed Services under circumstances other than an honorable condition;

(C)         a discharge of a commissioned officer from the Uniformed Services by court martial, by commutation of sentence by court martial, or, in time of war, by the President; or

(D)         a demotion of a commissioned officer in the Uniformed Services for absence without authorized leave of at least 3 months confinement under a sentence by court martial, or confinement in a federal or state penitentiary after being found guilty of a crime under a final sentence.

(kk)        Retirement Date means a Participant’s Normal Retirement Date or Postponed Retirement Date, whichever is applicable.

(ll)         Service means an Employee’s period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee’s Service shall include any Service which constitutes Service with a predecessor Employer within the meaning of Section 414(a) of the Code, provided, however, that Service with an acquired entity shall not be considered Service under the Plan unless required by applicable law or agreed to by the parties to such transaction. An Employee’s Service shall also include any Service with an entity which is not an Employer, but only either (i) in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Sections 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) in which the other entity

7

is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all Employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(mm)     Treasury Regulations means the regulations promulgated by the Department of Treasury under the Code.

(nn)       Trust means the Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.

(oo)       Trust Agreement means the trust agreement entered into by and between the Association and the Trustee in accordance herewith for the purpose of holding and investing the Trust Funds.

(pp)       Trust Fund means the assets held in the Trust for the benefit of Participants and their Beneficiaries.

(qq)       Trustee means the person or persons serving as trustee of the Trust Fund, or any successor(s) thereto.

(rr)        Uniformed Service means the performance of duty on a voluntary or involuntary basis in the uniformed service of the United States, including the U.S. Public Health Services, under competent authority and includes active duty, active duty for training, initial activity duty for training, inactive duty training, full-time National Guard duty, and the period for which a person is absent from a position of employment for purposes of an examination to determine the fitness of the person to perform any such duty.

(ss)       Valuation Date means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust the Participants’ Accounts accordingly.

(tt)        Valuation Period means the period following a Valuation Date and ending with the next Valuation Date.

(uu)      Year of Service means, unless otherwise stated in the Plan, the applicable 12 consecutive month period in which an Employee performs service for the Employer, regardless of hours worked.

SECTION 3

ELIGIBILITY AND PARTICIPATION

3.01         Initial Participation.

(a)          All Eligible Employees on the closing date of the Association’s conversion from the mutual holding company form of organization who are age 18 or older shall enter the Plan and become Participants as of the later of (i) the Effective Date, or (ii) the Eligible Employee’s date of hire. An Eligible Employee on the closing date of the Association’s conversion from the mutual holding company form of organization who has not attained age 18 shall be a Participant on the Entry Date following his attainment of age 18.

(b)          An Eligible Employee who is first employed by an Employer after the closing date of the Association’s mutual to stock conversion shall be a Participant on the Entry Date following their attainment of age 18 and completion of one Year of Service during an Eligibility Computation Period.

3.02         Certain Employees Ineligible. The following Employees are ineligible to participate in the Plan:

8

(a)          Employees covered by a collective bargaining agreement between the Employer and the Employee’s collective bargaining representative if:

(i)          retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

(ii)         the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;

(b)          Leased Employees;

(c)          Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States; and

(d)          Employees of an Affiliate that has not adopted the Plan pursuant to Sections 12.01 or 12.02 of the Plan.

3.03         Transfer to and from Eligible Employment.

(a)          If an Employee ineligible to participate in the Plan by reason of Section 3.02 of the Plan transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:

(i)          the first Entry Date after the date of transfer, or

(ii)         the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan if his prior employment with the Association or Affiliate had been as an Eligible Employee.

(b)          If a Participant transfers to a position of employment that is not eligible to participate in the Plan by reason of Section 3.02 of the Plan, he shall cease active participation in the Plan as of the date of such transfer and his transfer shall be treated for all purposes of the Plan as any other termination of Service.

3.04         Participation After Reemployment

(a)          Any Employee re-entering Service with an Employer after a One Year Break in Service who has never satisfied the eligibility requirements of Section 3.01(a) of the Plan shall not receive credit for prior Service with an Employer and shall be required to meet the eligibility requirements of Section 3.01(a) of the Plan before becoming a Participant.

(b)          An Employee who has satisfied the eligibility requirements of Section 3.01(a) of the Plan but who terminates Service prior to entering the Plan and becoming a Participant in accordance with Section 3.01(b) of the Plan will become a Participant on the later of:

(i)          the first Entry Date on which he would have entered the Plan had he not terminated Service, or

(ii)         the date he re-commences Service.

(c)          A Participant whose Service terminates will re-enter the Plan as a Participant on the date he recommences Service.

3.05         Participation Not Guarantee of Employment. Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of

9

the Association or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.

3.06         Omission of Eligible Employee. If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the said Employer would have contributed regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

3.07         Inclusion of Ineligible Employee. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the fiscal year in which the discovery is made. Any person who, after the close of a Plan Year, is retroactively treated by the Association, an affiliated company or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Association.

SECTION 4

CONTRIBUTIONS

4.01         Employer Contributions.

(a)          Discretionary Contributions. Each Plan Year, each Employer, in its discretion, may make a contribution to the Trust. Each Employer making a contribution for any Plan Year under this Section 4.01(a) will contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the Employer shall determine by resolution. Notwithstanding the Employer’s discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code. Upon a Participant’s Reemployment After a Period of Uniformed Service, the Employer shall make an additional contribution on behalf of such Participant that would have been made on his behalf during the Plan Year or Years corresponding to the Participant’s Period of Uniformed Service,

(b)          Employer Contributions for Acquisition Loans. Each Plan Year, the Employers may, subject to the provisions of the Association’s “Plan of Conversion” (as filed with the appropriate governmental agencies in connection with the Association’s conversion from a mutual to stock form of organization) and any related regulatory prohibitions, contribute an amount of cash sufficient to enable the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan. Employer shall designate which portion of the Employer contribution will be deposited by the Trustee in the Trust Fund for investment in Company Stock or other investments, and which portion of a contribution to the Trust Fund will be used to make payments (including pre-payments) of principal and interest on an Acquisition Loan. If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.

4.02        Limitations on Contributions.

In no event shall an Employer’s contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:

(a)          the maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and

10

(b)          the maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.

4.03        Acquisition Loans.

(a)          The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. Within a reasonable time after receipt of the Acquisition Loan proceeds, the Trustee shall use the proceeds to purchase Company Stock or to repay all or any portion of the loan or of any prior outstanding loan that has been used to acquire Company Stock.

(b)          An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan.

(c)          An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible security within the provisions of Section 54.4975-7(b) of the Treasury Regulations. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and the Acquisition Loan shall be without recourse against any other Trust assets. An Acquisition Loan shall provide that the value of the Plan assets to be transferred in satisfaction of the loan in the case of a default shall not exceed the amount of the default. If the lender is a “disqualified person” (as that term is defined in Section 4975(e) of the Code) or is a “party in interest” to the Plan (as that term is defined in Section 3(14) of ERISA), the Acquisition Loan must provide for a transfer of Plan assets upon a default only upon and to the extent of the failure of the Plan to meet the payment schedule set forth in the Acquisition Loan.

(d)          Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated.

(e)          Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated by Participants’ Accounts in accordance with the provisions of Sections 5.04 or 5.08 of the Plan, whichever is applicable.

(f)          Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Account of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Account for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bears to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payment of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.

4.04        Conditions as to Contributions. In addition to the provisions of Section 12.03 of the Plan for the return of an Employer’s contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the Employer originally made such contribution, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account for any adverse investment experience within the Trust in order that the balance credited to each Participant’s Accounts is not less that it would have been if the contribution had never been made by the Employer.

4.05        Employee Contributions. Employee contributions are neither required nor permitted under the Plan.

4.06        Rollover Contributions. Rollover contributions of assets from other tax-qualified retirement plans are not permitted under the Plan.

4.07        Trustee-to-Trustee Transfers. Trustee-to-trustee transfer of assets from other tax-qualified retirement plans are not permitted under the Plan.

11

SECTION 5

PLAN ACCOUNTING

5.01        Accounting for Allocations. The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making the allocations to the Participants’ Accounts provided for in this Section 5. The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account. The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.

5.02        Maintenance of Participants’ Company Stock Accounts. As of each Valuation Date, the Trustee shall determine, in such reasonable ways and from such information as it deems appropriate, the fair market value of the Trust Fund. In making this determination, the value of Company Stock shall be its fair market value on the Valuation Date as determined by an independent appraisal by a person selected by the Committee and acceptable to the Trustee who customarily makes such appraisals and meets the requirements of the regulations under Section 170(a)(1) of the Code. After such determination is made of the fair market value of the Trust Fund, the Committee (or its designee) shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:

(a)          first, charge to each Participant’s Company Stock Account all distributions and payments made to him that have not been previously charged;

(b)          next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Other Investments Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan;

(c)          next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 5.04 of the Plan; and

(d)          finally, credit to each Participant’s Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.08 of the Plan.

5.03        Maintenance of Participants’ Other Investments Accounts. Except as otherwise provided for under Section 5.09 of the Plan, as of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:

(a)          first, charge to each Participant’s Other Investments Account all distributions and payments made to him that have not previously been charged;

(b)          next, if Company Stock is purchased with assets from a Participant’s Other Investments Account, the Participant’s Other Investments Account shall be charged accordingly;

(c)          next, subject to the dividend provisions of Section 5.08 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any

12

Acquisition Loan. Cash dividends that have not been used to repay an Acquisition Loan and have been credited to a Participant’s Other Investments Account shall be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant. The Participant’s Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock or used to repay any Acquisition Loan. In addition, any earnings on:

(i)          the Other Investments Accounts, including cash proceeds from the sale or disposition of Company Stock pursuant to Section 5.09 of the Plan, will be allocated to Participants’ Other Investments Account, pro rata, based on such Other Investment Accounts balances as of the first day of the Valuation Period, and

(ii)         the Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants’ Other Investments Accounts, pro rata, based on their Other Investment Account Balances as of the first day of the Valuation Period; provided, however, that shares of Company Stock allocated pursuant to Section 5.09 of the Plan shall be allocated to the Participants’ Company Stock Account in accordance with the provisions of Section 5.09 of the Plan;

(d)          next, allocate and credit the Employer contributions made pursuant to Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan in accordance with Section 5.04 of the Plan. Such amount shall then be used to repay any Acquisition Loan and such Participant’s Other Investments Account shall be charged accordingly; and

(e)          finally, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan.

5.04         Allocation and Crediting of Employer Contributions.

(a)          Except as otherwise provided for in Sections 5.08 and 5.09 of the Plan, as of the Valuation Date for each Plan Year:

(i)          the Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan by an Employer shall be allocated and credited to each Active Participant’s (as defined in paragraph (b) of this Section 5.04) Company Stock Account based on the ratio that each Active Participant’s Compensation bears to the aggregate Compensation of all Active Participants for the Plan Year, provided, however, that, for purposes of this Section, an Active Participant’s Compensation shall not be considered for any part of a Plan Year prior to the date the Participant commenced participation in the Plan, and then

(ii)         the cash contributions not used to repay an Acquisition Loan and any other property (other than shares of Company Stock) contributed for that year shall be allocated and credited to each Active Participant’s Other Investments Account based on the ratio determined by comparing each Active Participant’s Compensation to the aggregate Compensation of all Active Participants for the Plan Year.

(b)          For purposes of this Section 5.04, the term “Active Participant” means those Employees who:

(i)          were employed by that Employer, including Employees on a Recognized Absence, on the last day of the Plan Year, or

(ii)         who terminated employment during the Plan Year by reason of death, Disability, or attainment of their Normal Retirement Age.

13

5.05        Limitations on Allocations.

(a)          In General. This Section 5.05 is intended as good faith compliance with the final Treasury Regulations issued under Section 415 of the Code (the “Final Regulations”), and it should be construed accordingly. Further, Section 415 of the Code and the Final Regulations are hereby incorporated herein by reference.

(b)          Limitations on Annual Additions. The limitations set forth below shall apply to the allocations to each Participant’s Accounts in any Plan Year. If the Annual Additions are exceeded for any Participant, then the Plan may correct such excess in accordance with the Employee Plans Compliance Resolution System (EPCRS) as set forth in Revenue Procedure 2013-12, or any superseding guidance, including, but not limited to, the preamble of the Final Regulations, or by any other method specifically permitted by the Internal Revenue Service.

(i)          As used in the Plan, a Participant’s “Annual Additions” shall mean the sum for any Plan Year of the following amounts allocated to a Participant’s Accounts:

(A)         the Participant’s share of Employer contributions; plus

(B)         the Participant’s share of any forfeitures; plus

(C)         the Participant’s allocable share of the Employer’s contributions to any individual medical benefit account (within the meaning of Section 415(l)(2) of the Code) that is part of a pension or annuity plan maintained by the Employer; plus

(D)         with respect to any Participant who is a key employee, any amount that is derived from the Employer’s contributions paid or accrued that are attributable to post-retirement medical benefits allocated to such Participant’s account under a welfare benefit fund (within the meaning of Section 419(e) of the Code) maintained by the Employer; and plus

(E)         the Participant’s share of any allocations under a simplified employee pension maintained by the Employer.

Any excess amount applied under Section 5.05(b)(iii) in a Plan Year to reduce the Employer contributions on behalf of any Participant shall be considered to be an Annual Addition for such Participant for such Plan Year.

(ii)          Subject to the adjustments set forth below, and except for catch-up contributions under Section 414(v) of the Code, during any Plan Year the maximum Annual Additions for any Participant shall in no event exceed the lesser of:

(A)         $53,000, (for 2015) as adjusted by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code; or

(B)         100% of the Participant’s Compensation for the Plan Year.

(iii)        The earnings limitation referred to in Section 5.05(b)(ii)(B) shall not apply to:

(A)         any contribution for medical benefits (within the meaning of Sections 401(h) or 419A(f)(2) of the Code) after separation from service that is otherwise treated as an Annual Addition, or

(B)         any amount otherwise treated as an Annual Addition under Section 415(l)(1) of the Code.

14

(iv)        If, for any Plan Year, it is necessary to limit the Annual Additions of any Participant to comply with this Section 5.05, the methods as authorized pursuant to the Final Regulations shall be utilized.

(v)         The limitations of this Article with respect to any Participant who, at any time, has been a participant in any other defined contribution plan (whether or not terminated) or in more than one defined benefit plan (whether or not terminated) maintained by the Employer shall apply as if all such defined contribution plans or all such defined benefit plans in which the Participant has been a participant were one plan.

(c)          Definition of Compensation. For purposes of this Section 5.05, Compensation shall be adjusted to reflect the general rule of Section 1.415(c)-2 of the Final Regulations. Notwithstanding the preceding sentence, Compensation for a Participant who is permanently and totally disabled (as defined in Section 22(e)(3) of the Code) is the compensation the Participant would have received for the Limitation Year if the Participant had been paid at the rate of compensation paid immediately before becoming permanently and totally disabled if the conditions under the Final Regulations are met. In addition, payments made within the later of (i) 2 ½ months after severance from employment (within the meaning of Final Regulation Section 1.415(a)-1(f)(5)), or (ii) the end of the Limitation Year that contains the date of severance (the “Post Severance Period”) will be Compensation within the meaning of Section 415(c)(3) of the Code if they are payments that, absent a severance from employment, would have been paid to the Participant while the Participant continued in employment with the Employer and are regular compensation for services during the Participant’s regular working hours, compensation for services outside the Participant’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar compensation.

(d)          Definition of Annual Additions. For purposes of this Section 5.05, the Plan’s definition of “Annual Additions” is modified as follows:

(i)          Restorative Payments. Annual Additions for purposes of Section 415 of the Code shall not include restorative payments. A restorative payment is a payment made to restore losses to the Plan resulting from actions by a fiduciary for which there is reasonable risk of liability for breach of a fiduciary duty under ERISA or under other applicable federal or state law, where Participants who are similarly situated are treated similarly with respect to the payments. Generally, payments are restorative payments only if the payments are made in order to restore some or all of the Plan’s losses due to an action (or a failure to act) that creates a reasonable risk of liability for such a breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). This includes payments to the Plan made pursuant to a Department of Labor order, the Department of Labor’s Voluntary Fiduciary Correction Program, or a court-approved settlement, to restore losses to a qualified defined contribution plan on account of the breach of fiduciary duty (other than a breach of fiduciary duty arising from failure to remit contributions to the Plan). Payments made to the Plan to make up for losses due merely to market fluctuations and other payments that are not made on account of a reasonable risk of liability for breach of a fiduciary duty under ERISA are not restorative payments and generally constitute contributions that are considered Annual Additions.

(ii)         Other Amounts. Annual Additions for purposes of Section 415 of the Code shall not include: (1) the direct transfer of a benefit or employee contributions from a qualified plan to this Plan; (2) rollover contributions (as described in Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code); (3) repayments of loans made to a Participant from the Plan; and (4) repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C)) of the Code and Section 411(a)(3)(D) of the Code or repayment of contributions to a governmental plan (as defined in Section 414(d) of the Code) as described in Section 415(k)(3) of the Code, as well as Employer restorations of benefits that are required pursuant to such repayments.

(e)          Limitation Year. The “Limitation Year” (within the meaning of Section 415 of the Code) shall be the calendar year. The Limitation Year may only be changed by a Plan amendment. If the Plan is terminated effective as of a date other than the last day of a Limitation Year, the Plan is deemed to have been amended to

15

change its Limitation Year to end on the Plan’s termination date. As a result of such deemed amendment, the Section 415(c)(1)(A) of the Code dollar limit shall be prorated under the short Limitation Year rules under the Final Regulations.

(f)          Multiple Defined Contribution Plans. In any case where a Participant also participates in another defined contribution plan of the Association or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan, subject to the provisions of paragraph (h) of this Section 5.05.

(g)          Excess Allocations. If, after applying the allocation provisions under Section 5.04 of the Plan, allocations under Section 5.04 of the Plan would otherwise result in a Participant’s account being in violation of Section 415 of the Code, the Committee shall reduce the Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the limitation year. However, if that Participant is not covered by the Plan as of the end of the limitation year, then the excess amounts shall be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all the remaining Participants in the Plan; furthermore, the excess amounts shall be used to reduce Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for all the remaining Participants in the Plan.

(h)          Allocations Pursuant to Section 5.09. For purposes of this Section 5.05, no amount credited to any Participant’s Account pursuant to Section 5.09 of the Plan shall be counted as an “annual addition” for purposes of Section 415 of the Code. In the event any amount cannot be allocated to Affected Participants (as defined in Section 5.09 of the Plan) under the Plan pursuant to Section 5.09 of the Plan in the year of a Change in Control, the amount which may not be so allocated in the year of the Change in Control shall be treated in accordance with this paragraph (h) of Section 5.05.

5.06        Other Limitations. Aside from the limitations set forth in Sections 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan be allocated to the Accounts of Highly Compensated Employees. In the event more than one-third of the Employer Contributions to the Plan are allocated to the Accounts of Highly Compensated Employees, the Committee shall determine the allocation of the reduced amount among the Highly Compensated Employees such that the relative share of the Employer Contributions allocable to a Highly Compensated Employee is equal to such Highly Compensated Employee’s share of the contributions allocable to all Highly Compensated Employees if this Section 5.06 were inapplicable.

5.07        Limitations as to Certain Section 1042 Transactions. To the extent that a shareholder of Company Stock sells qualifying Company Stock to the Plan and elects (with the consent of the Association) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:

(a)          the selling shareholder;

(b)          the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or

(c)          any other person who owns, after application of Section 318(a) of the Code, more than twenty- five percent (25%) of:

(i)          any class of outstanding stock of the Association or any Affiliate, or

16

(ii)         the total value of any class of outstanding stock of the Association or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.

5.08         Dividends.

(a)          Stock Dividends. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among the Participant’s Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.

(b)          Cash Dividends on Allocated Shares. Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Association, either:

(i)          be credited to Participants’ Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

(ii)         be distributed immediately to the Participants;

(iii)        be distributed to the Participants within 90 days of the close of the Plan Year in which paid; or

(iv)        be used to repay first principal and then, if available, interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.

In addition to the alternatives specified in the preceding paragraph regarding the treatment of cash dividends paid with respect to shares of Company Stock credited to Participants’ Accounts, if authorized by the Committee for the Plan Year, a Participant may elect that cash dividends paid on Company Stock credited to the Participant’s Account shall either be:

(i)          paid to the Plan, reinvested in Company Stock and credited to the Participant’s Account;

(ii)         distributed in cash to the Participant; or

(iii)        distributed to the Participant within 90 days of the close of the Plan Year in which paid.

Dividends subject to an election under this paragraph (and any Company Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested. To the extent the Committee authorizes dividend elections pursuant to this paragraph, the Committee shall establish policies and procedures relating to Participant elections and, if applicable, the reinvestment of cash dividends in Company Stock, which are consistent with guidance issued under Section 404(k) of the Code.

(c)          Cash Dividends on Unallocated Shares. Dividends on Company Stock held in the Loan Suspense Account which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of first principal and then, if available, interest under the Acquisition Loan incurred with the purchase of the Company Stock.

(d)          Financed Shares. Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Company Stock shall be allocated under Sections 5.03 and 5.04 of the Plan as follows:

17

(i)          first, Financed Shares with a fair market value at least equal to the dividends paid with respect the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date such dividend is declared by the Company; and

(ii)         then, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.

5.09        Allocations Upon Termination Prior to Satisfaction of Acquisition Loan.

(a)          Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Plan shall terminate as of the effective date of the Change in Control and, as soon as practicable thereafter, the Trustee shall repay in full any outstanding Acquisition Loan. In connection with such repayment, the Trustee shall: (i) apply cash, if any, received by the Plan in connection with the transaction constituting a Change in Control, with respect to the unallocated shares of Company Stock acquired with the proceeds of the Acquisition Loan, and (ii) to the extent additionally required to effect the repayment of the Acquisition Loan, obtain cash through the sale of any stock or security received by the Plan in connection with such transaction, with respect to such unallocated shares of Company Stock. After repayment of the Acquisition Loan, all remaining shares of Company Stock held in the Loan Suspense Account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Loan Suspense Account, shall be allocated among the Accounts of all Participants who were employed by an Employer on the date immediately preceding the effective date of the Change in Control. Such allocations of shares or cash proceeds shall be credited as earnings for purposes of Section 5.05 of the Plan and Section 415 of the Code, as of the effective date of the Change in Control, to the Account of each Participant who is either in active Service with an Employer, or is on a Recognized Absence, on the date immediately preceding the effective date of the Change of Control (each an “Affected Participant”), in proportion to the opening balances in their Company Stock Accounts as of the first day of the current Valuation Period. As of the effective date of a Change in Control, all Participant Accounts shall be fully vested and nonforfeitable.

(b)          In the event of a termination of the Plan in connection with a Change in Control, this Section 5.09 shall have no force and effect unless the price paid for the Company Stock in connection with a Change in Control is greater than the average basis of the unallocated Company Stock held in the Loan Suspense Account as of the date of the Change in Control.

5.10        Erroneous Allocations. No Participant shall be entitled to any annual additions or other allocations to his Account in excess of those permitted under this Section 5. If it is determined at any time that the administrator and/or Trustee have erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating investment adjustments, or in excluding or including any person as a Participant, then the administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected, after taking into consideration Sections 3.6 and 3.7 and any revenue procedure or other notice published by the Internal Revenue Service regarding permissible correction methods, if applicable, and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The Accounts of any or all Participants may be revised, if necessary, in order to correct such error.

SECTION 6

VESTING

6.01        Deferred Vesting in Accounts.

(a)          A Participant shall become vested in his Accounts in accordance with the schedule set forth below.

18

Completed Years of Service	Vested Percentage
Less than two (2) Years of Service	0%
Two (2) Years of Service	20%
Three (3) Years of Service	40%
Four (4) Years of Service	60%
Five (5) Years of Service	80%
Six (6) Years of Service	100%

(b)          For purposes of determining a Participant’s Years of Service under this Section 6.01, employment with the Association or an Affiliate shall be deemed employment with the Employer. With respect to Employees who enter the Plan pursuant to Section 3.01(a) of the Plan, for purposes of determining a Participant’s vested percentage, all Years of Service with the Employer shall be included. Notwithstanding any provision of the Plan to the contrary, calculation of Service for determining a Participant’s Vested Percentage with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

6.02        Immediate Vesting in Certain Situations.

(a)          Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:

(i)          termination of the Plan or upon the permanent and complete discontinuance of contributions by his Employer to the Plan; provided, however, that in the event of a partial termination, the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

(ii)         the Participant’s Normal Retirement Age;

(iii)        a Change in Control; or

(iv)        termination of employment by reason of death or Disability.

(b)          For purposes of this Section 6.02, benefits payable in the event of a Participant’s death or Disability while performing qualified military service shall fully vest in accordance with Section 414(u)(9) of the Code.

6.03        Treatment of Forfeitures.

(a)          If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:

(i)          the date the Participant receives a distribution of his entire vested benefits under the Plan, or

(ii)         the date at which the Participant incurs five (5) consecutive Breaks in Service.

(b)          If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive Breaks in Service, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the distribution. The amount restored to the Participant’s Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees’ forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. If a Participant’s employment terminates prior to his

19

Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c)          If a Participant who has terminated employment but has not received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive Breaks in Service, any undistributed balance of his Accounts from his prior participation which was not forfeited shall be maintained as a fully vested subaccount with his Account.

(d)          If a portion of a Participant’s Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.

(e)          Forfeitures shall be reallocated among the other Participants in the Plan.

6.04        Accounting for Forfeitures. A forfeiture shall be charged to the Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan. Except as otherwise provided in Section 6.03 of the Plan, a forfeiture shall be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 4 as of the last day of the Plan Year in which the forfeiture becomes certain.

6.05        Vesting Upon Reemployment.

(a)          If an Employee is not vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Employee shall receive credit for his Years of Service prior to his Break in Service only if the number of consecutive Breaks in Service is less than the greater of: (i) five (5) years or (ii) the aggregate number of his Years of Service credited before his Break in Service.

(b)          If a Participant is partially vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for his Years of Service prior to his Break in Service; provided, however, that after five (5) consecutive Breaks in Service, a former Participant’s vested interest in his Accounts attributable to Years of Service prior to his Break in Service shall not be increased as a result of his Years of Service following his reemployment date.

(c)          If a Participant is fully vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for all his Years of Service prior to his Breaks in Service.

SECTION 7

DISTRIBUTIONS

7.01        Distribution of Benefit Upon a Termination of Employment.

(a)          Subject to Section 7.01(b) and the other provisions of this Section 7, a Participant whose employment terminates for any reason (other than death) shall receive the entire vested portion of his Accounts in a single payment within 60 days after the end of the Plan Year in which the Participant’s employment terminates; provided, however, that if payment in full is not feasible within the time limits prescribed by this Section (e.g., the Employer has not received the final valuation report for the applicable Valuation Date), the Committee may direct interim payments from the Accounts of such Participant, and and any remaining amount owed such Participant, if any, shall be paid to such Participant within 60 days after the receipt by the Employer of the final valuation report for the applicable Valuation Period, but in no event later than the last day of the Plan Year in which the initial interim payment was made.

The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment. Subject to the provisions of Section 7.05 of the Plan, if the Committee so provides, a Participant may elect that his benefits be distributed to him in the form

20

of Company Stock, cash, or some combination thereof. In addition, if a Participant did not receive a distribution of his vested Account balance but his non-vested Account balance was forfeited after a one-year Break in Service, such nonvested Account balance shall be restored if the Plan terminates before the Participant has a five-year Break in Service. If the Participant did not receive a distribution of his vested Account balance, any forfeiture restored shall include earnings that would have been credited to the Account but for the forfeiture.

(b)          Notwithstanding Section 7.01(a), if the vested balance credited to a Participant’s Accounts exceeds, at the time such benefits are distributable, $1,000, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an earlier payment date in a written election filed with the Committee. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant’s right to defer receipt of his benefits under the Plan. The notice shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 90 days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:

(i)          the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

(ii)         the Participant, after receiving the notice, affirmatively elects a distribution.

A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

(c)          Notwithstanding any other provision of the Plan, any benefits payable under the Plan to a Participant that are valued at less than $1,000 at the time they are distributable shall be paid in a single lump sum payment to the Participant without the Participant’s consent.

7.02        Minimum Distribution Requirements.

(a)          General Rules.

(i)          Precedence. The requirements of this Section 7.02 will take precedence over any inconsistent provisions of the Plan.

(ii)         Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Internal Revenue Code.

(b)          Time and Manner of Distribution.

(i)          Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(ii)         Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as set forth below.

21

(A)         If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary (as defined below), then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 ½, if later.

(B)         If the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(C)         If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(D) If the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section (b)(ii), other than Section (b)(ii)(A), will apply as if the surviving spouse were the Participant.

(iii)        Forms of Distribution. All distributions under this Plan will be made in a single lump sum.

(c)          Required Minimum Distributions During Participant’s Lifetime.

(i)          Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each Distribution Calendar Year (as defined below) is the lesser of:

(A)         the quotient obtained by dividing the Participant’s Account Balance (as defined below) by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s age as of the Participant’s birthday in the Distribution Calendar Year; or

(B)         if the Participant’s sole Designated Beneficiary for the Distribution Calendar Year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the Distribution Calendar Year.

(ii)         Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Section (c) beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant’s date of death.

(d)          Required Minimum Distributions After Participant’s Death.

(i)          Death On or After Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the longer of the remaining Life Expectancy (as defined below) of the Participant or the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as follows:

22

1.          the Participant’s remaining Life Expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year;

2.          if the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For Distribution Calendar Years after the year of the surviving spouse’s death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year; or

3.          if the Participant’s surviving spouse is not the Participant’s sole Designated Beneficiary, the Designated Beneficiary’s remaining Life Expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(B)         No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the Participant’s remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)         Death Before Date Distributions Begin.

(A)         Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account Balance by the remaining Life Expectancy of the Participant’s Designated Beneficiary, determined as provided in this Section.

(B)         No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(C)         Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this Section will apply as if the surviving spouse were the Participant.

(e)          Definitions for Section 7.02.

(i)          Designated Beneficiary. “Designated Beneficiary” means the individual who is designated as the beneficiary under the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)         Distribution Calendar Year. “Distribution Calendar Year” means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first “Distribution Calendar Year” is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first “Distribution Calendar Year” is the calendar year in which distributions are required to begin under Section (b)(ii) of this Section 7.02. The required minimum distribution for the Participant’s first Distribution Calendar Year will be made on or before the Participant’s required beginning date. The required minimum distribution

23

for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that Distribution Calendar Year.

(iii)        Life Expectancy. “Life Expectancy” means the life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)        Participant’s Account Balance. “Participant’s Account Balance” means the account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

7.03        Benefits on a Participant’s Death.

(a)          If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. If the Participant has not named a Beneficiary or if his named Beneficiary should not survive him, then the balance in his Account shall be paid to his estate. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.

(b)          If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary. A married Participant may name an individual other than his spouse as his Beneficiary, provided that such election is accompanied by the spouse’s written consent, which must:

(i)          acknowledge the effect of the election;

(ii)         explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse’s further consent or that it may be changed without such consent; and

(iii)        must be witnessed by the Committee, its representative, or a notary public.

This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the spouse may not be located.

(c)          The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant’s marital status. Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant as to the Participant’s marital status.

7.04        Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Section 7, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

24

7.05        Options to Receive and Sell Stock.

(a)          Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Accounts in the form of Company Stock. In that event, the Committee shall apply the Participant’s vested interest in his Other Investments Account to purchase sufficient Company Stock to make the required distribution.

(b)          Any Participant who receives Company Stock pursuant to this Section 7.05, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock’s current fair market value. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Stock. However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.

(c)          With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

(d)          Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock. The put right described in this Section 7.05 may only be exercised by a person described in paragraph (b) of this Section 7.05, and may not be transferred with any Company Stock to any other person. As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right shall be nonterminable. The put right for Company Stock acquired through an Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether the Plan is then an employee stock ownership plan.

7.06        Restrictions on Disposition of Stock. Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.

25

7.07        Direct Transfer of Eligible Plan Distributions.

(a)          Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee (as defined below) may elect to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below). A “distributee” includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For purposes of this Section 7.07, a “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.

(b)          To effect such a direct transfer, the distributee must notify the Committee that a direct rollover is desired and provide to the Committee sufficient information regarding the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

(c)          For purposes of this Section 7.07, an “eligible rollover distribution” shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten (10) years or more. Further, the term “eligible rollover distribution” shall not include any distribution required to be made under Section 401(a)(9) of the Code or, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock). To the extent applicable under the Plan, “eligible rollover distributions” shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.

(d)          For purposes of this Section 7.07, an “eligible retirement plan” shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity or annuity plan described in Section 403(a) or Section 403(b) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, or (v) a governmental plan under Section 457 of the Code that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.

(e)          An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order as defined in Section 414(p) of the Code.

7.08        Waiver of 30-Day Period After Notice of Distribution. If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

26

(i)          the Trustee or Committee, as applicable, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and

(ii)         the Participant, after receiving the notice, affirmatively elects a distribution.

7.09        Non-Spouse Beneficiary Direct Rollover. If a non-spouse Beneficiary who is a distributee of any “eligible rollover distribution” (within the meaning of Section 401(a)(31) of the Code) (i) elects to have a distribution paid directly to an individual retirement account described in Sections 408(a) or 408(b) of the Code that is established for the purpose of receiving the distribution on behalf of a designated Beneficiary (as defined in Section 401(a)(9)(E) of the Code) who is a non-spouse beneficiary (a “Non-spouse IRA”) and (ii) specifies the Non-spouse IRA to which such distribution is to be paid (in such form and at such time as the Committee may prescribe), then such distribution shall be made in the form of a direct trustee-to-trustee transfer to such Non-spouse IRA, provided that such Non-spouse IRA accepts such a transfer. The foregoing sentence shall apply only to the extent that such eligible rollover distribution would be includable in gross income if not transferred as provided in such sentence (determined without regard to Section 402(c) of the Code). The direct rollover must be made to a Non-spouse IRA on behalf of the designated beneficiary that will be treated as an inherited IRA pursuant to the provisions of Section 402(c)(11) of the Code. A non-spouse beneficiary may not roll over an amount that is a required minimum distribution, as determined under applicable Treasury regulations and other Internal Revenue Service guidance. If the Participant dies before his required beginning date and the non-spouse beneficiary rolls over to a Non-spouse IRA the maximum amount eligible for rollover, the beneficiary may elect to use either the 5-year rule or the life expectancy rule, pursuant to Treasury Regulations Section 1.401(a)(9)-3, Q&A-4(c), in determining the required minimum distributions from the Non-spouse IRA that receives the non-spouse beneficiary’s distribution.

7.10        Roth IRA Rollover. A Participant may elect to roll over directly an eligible rollover distribution to a Roth IRA described in Section 408A(b) of the Code.

SECTION 8

VOTING OF COMPANY STOCK AND TENDER OFFERS

8.01        Voting of Company Stock.

(a)          In General. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.

(b)          Allocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions (including abstain if so directed) timely received by the Trustee.

(c)          Uninstructed and Unallocated Shares. The Trustee shall vote (i) all Company Stock not allocated to Participants’ Accounts, and (ii) all Company Stock credited to Participants’ Accounts with respect to which the Trustee has not received timely direction, in the same proportion as the Company Stock specified in Section 8.01(b) above (disregarding any shares specified in 8.01(b) above with respect to which the Trustee has received a direction to abstain). Notwithstanding the preceding sentence, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be for the exclusive benefit of the Participants and Beneficiaries.

(d)          Voting Prior to Allocation. In the event no shares of Company Stock have been allocated to Participants’ Accounts at the time Company Stock is to be voted, each Participant shall be deemed to have one share of Company Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.

27

(e)          Procedure and Confidentiality. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.

8.02        Tender Offers. In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

SECTION 9

THE COMMITTEE AND PLAN ADMINISTRATION

9.01        Identity of the Committee. The Committee shall consist of three or more individuals selected by the Association. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Association shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days written notice to such individual and any individual may resign from the Committee at any time without reason upon ten (10) days written notice to the Association. The Association shall notify the Trustee of any change in membership of the Committee.

9.02        Authority of Committee.

(a)          The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:

(i)          allocated to the Association, the Employers, or the Trustee under the Plan and Trust Agreement;

(ii)         delegated in writing to other persons by the Association, the Employers, the Committee, or the Trustee; or

(iii)        allocated to other parties by operation of law.

(b)          The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.

(c)          The Committee shall have full investment responsibility with respect to the Investment Fund (as defined below in Section 11.04) except to the extent, if any, specifically provided in the Trust Agreement.

(d)          In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for their services rendered with respect to the operation or administration of the Plan to the extent such payments are not otherwise prohibited by law.

28

9.03        Duties of Committee.

(a)          The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA and the Code and other applicable laws.

(b)          The Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.

(c)          The Committee shall at all times act consistently with the Association’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock. Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Sections 7.05 and 11.04 of the Plan as to Participants’ rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants’ Accounts. In determining the proper extent of the Trust Fund’s investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.

(d)          If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine value of the Company Stock for all purposes under the Plan. Such value shall be determined as of each Valuation Date and on any other date as of which the Trustee purchases or sells Company Stock in a manner consistent with Section 4975 of the Code and the Treasury Regulations thereunder. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

9.04        Compliance with ERISA and the Code. The Committee shall perform all acts necessary to ensure the Plan’s compliance with ERISA and the Code. Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

9.05        Action by Committee. All actions of the Committee shall be governed by the affirmative vote of a number of the members of the Committee which is a majority of the total number of the members of the Committee. The members of the Committee may meet informally and may take any action without meeting as a group.

9.06        Execution of Documents. Any instrument executed by the Committee may be signed by any member of the Committee.

9.07        Adoption of Rules. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.

29

9.08        Responsibilities to Participants. The Committee shall determine which Employees qualify to participate in the Plan. The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.

9.09        Alternative Payees in Event of Incapacity. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

9.10        Indemnification by Employers. Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

9.11        Abstention by Interested Member. Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless his abstention would render the Committee incapable of acting on the matter.

SECTION 10

RULES GOVERNING BENEFIT CLAIMS

10.01     Claim for Benefits. Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Section 7 of the Plan.

10.02     Notification by Committee. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

(a)          each specific reason for the denial;

(b)          specific references to the pertinent Plan provisions on which the denial is based;

30

(c)          a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d)          an explanation of the claims review procedures set forth in Section 10.03 of the Plan.

10.03     Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

SECTION 11

THE TRUST

11.01     Creation of Trust Fund. All amounts received under the Plan from an Employer and investments shall be held in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement. The benefits described in this Plan shall be payable only from the assets of the Trust Fund. Neither the Association, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

11.02     Company Stock and Other Investments. The Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock. The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.

11.03     Acquisition of Company Stock. From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan. The Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.

11.04     Participants’ Option to Diversify. The Committee shall provide for a procedure under which each Participant may, during the qualified election period, elect to “diversify” a portion of the Company Stock allocated to his Account, as provided in Section 401(a)(28)(B) of the Code. An election to diversify must be made on the prescribed form and filed with the Committee within the period specified herein. For each of the first five (5) Plan years in the qualified election period, the Participant may elect to diversify an amount which does not exceed 25% of the number of shares allocated to his Account since the inception of the Plan, less all shares with respect to which an election under this Section has already been made. For the last year of the qualified election period, the Participant may elect to have up to 50% of the value of his Account committed to other investments, less all shares with respect to which an election under this Section has already been made. For purposes hereof, the term “qualified election period” means the six (6) Plan Year period beginning with the first Plan Year in which a Participant has both attained age 55 and completed 10 years of participation in the Plan. A Participant’s election to diversify his Account may be made within each year of the qualified election period and shall continue for the 90 day period immediately following the last day of each year in the qualified election period. Once a Participant makes such election, the Committee shall direct the Trustee to complete

31

diversification in accordance with such election within 90 days after the end of the period during which the election could be made for the Plan Year. In the discretion of the Committee, the Plan may satisfy the diversification requirement by any of the following methods:

(a)          the Plan may distribute all or part of the amount subject to the diversification election;

(b)          the Plan may offer the Participant at least three other distinct investment options within an “Investment Fund,” if available under the Plan. The other investment options must satisfy the requirements of Regulations under Section 404(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or

(c)          the Plan may transfer the portion of the Participant’s Account subject to the diversification election to another qualified defined contribution plan of the Employer that offers at least three investment options satisfying the requirements of the Regulations under Section 404(c) of ERISA.

SECTION 12

ADOPTION, AMENDMENT AND TERMINATION

12.01      Adoption of Plan by Other Employers. With the consent of the Association, any entity may become a participating Employer under the Plan by:

(a)          taking such action as shall be necessary to adopt the Plan;

(b)          becoming a party to the Trust Agreement establishing the Trust Fund; and

(c)          executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.

12.02      Adoption of Plan by Successor. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

12.03      Plan Adoption Subject to Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code either as originally adopted or as amended, each Employer’s contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest

32

date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.

12.04      Right to Amend or Terminate. The Association intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Association reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, neither the provisions of Section 4.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Association, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee’s instructions.

SECTION 13

GENERAL PROVISIONS

13.01      Nonassignability of Benefits. The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred. The prohibitions set forth in this Section 13.01 shall also apply any judgment, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a domestic relations order, unless such judgment, decree or order is determined to be a “qualified domestic relations order” as defined in Section 414(p) of the Code.

13.02      Limit of Employer Liability. The liability of the Employers with respect to Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.

13.03      Plan Expenses. All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

13.04      Nondiversion of Assets. Except as provided in Sections 5.05 and 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

13.05      Separability of Provisions. If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

13.06      Service of Process. The agent for the service of process upon the Plan shall be the President of the Association and the Trustee, or such other person as may be designated from time to time by the Association.

33

13.07      Governing Law. The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of Missouri to the extent those laws are not preempted by federal law, including the provisions of ERISA.

13.08      Special Rules for Persons Subject to Section 16(b) Requirements. Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan. In addition, any person subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934 receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of six months commencing with the date of distribution. However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

13.09      Military Service.

(a)          Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

(b)          If a Participant dies while performing “Qualified Military Service” (as defined below), the survivors of the Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of Qualified Military Service) provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

(c)          Continued benefit accruals under the Plan are not provided pursuant to the HEART Act.

(d)          If an individual on Qualified Military Service receives a differential wage payment, (i) he shall be treated as an Employee of the Employer making the payment, (ii) the differential wage payment shall be treated as Compensation except for purposes of determining contributions and benefits under the Plan. For purposes of the foregoing, “differential wage payment” shall have the meaning given such term by Code Section 3401(h)(2).

(e)          For purposes of this provision, “Qualified Military Service” shall mean any service in the uniformed services (as defined in USERRA) by any Employee if such Employee is entitled to re-employment rights under USERRA with respect to such service.

13.10      Use of Electronic Media to Provide Notices and Make Participant Elections. Pursuant to Treasury Regulations Section 1.401(a)-21, the Plan may elect to use electronic media to provide notices required to be provided to Participants under the Plan and will accept elections from Participants communicated to the Plan using such electronic media.

SECTION 14

TOP-HEAVY PROVISIONS

14.01      Top-Heavy Provisions. Anything contained in the Plan to the contrary notwithstanding, in the event the Plan becomes a Top Heavy Plan (as defined below) in any Plan Year, then the following provisions of this Section 14 shall apply.

(a)          Aggregation Group Defined. “Aggregation Group” means (a) each pension, profit sharing, stock bonus, and employee stock ownership plan of the Control Group in which a key employee is a participant, and (b) each other plan of the Control Group which enables any plan described in subclause (a) to meet the requirements of Section 401(a)(4) or 410 of the Code. In addition, the term “Aggregation Group” shall include

34

any plan designated by the Association as being part of the group if the group would continue to meet the requirements of Sections 401(a)(4) and 410 of the Code with that plan being taken into account.

(b)          Determination Date Defined. “Determination Date” means with respect to any Plan Year the last day of the preceding Plan Year or, in the case of the first Plan Year of the Plan, the last day of such Plan Year.

(c)          Key Employee Defined. For purposes of this Section 14, “Key Employee” means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $160,000 (as adjusted under Section 416(i)(l) of the Code), a 5% owner of the Employer or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

(d)          Top Heavy Plan Defined. “Top Heavy Plan” means if, as of the Determination Date, the aggregate of the accounts of Participants who are Key Employees under this Plan and under any plan included in the Aggregation Group exceeds 60% of the aggregate of the accounts of all employees under such plans. For purposes of determining the amounts of account balances of Participants as of the Determination Date, the rules set forth below will apply.

(i)           Distributions During Year Ending on the Determination Date. The amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period.”

(ii)         Participants Not Performing Services During the Year Ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

14.02      Plan Modifications Upon Becoming Top-Heavy.

(a)          Minimum Accruals. If the Plan is a Top Heavy Plan, Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a non-Key Employee, and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:

(i)          three percent (3%) of his Compensation for the Plan Year; and

(ii)         a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee’s Compensation.

(b)          The preceding provision will remain in effect for the period in which the Plan is a Top Heavy Plan. If, for any particular year thereafter, the Plan is no longer a Top Heavy Plan, the provisions contained in this Section 14.02 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.

35

IN WITNESS WHEREOF, this Plan is executed as of the date set forth below _____ day of ______________ by an authorized representative of the Association.

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA

By:

Print Name:

Title:

Date:

[Signature Page – ESOP]

36

FORM OF

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Loan Agreement”) is made and entered into as of _________, by and between _____________________ , AS THE TRUSTEES FOR THE CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST (“Borrower”), a trust forming part of the Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan (“ESOP”); and CENTRAL FEDERAL BANCSHARES, INC. (“Lender”), a corporation organized and existing under the laws of Missouri.

W I T N E S S E T H

WHEREAS, the Borrower is authorized to purchase shares of common stock of Central Federal Bancshares, Inc. (“Common Stock”), either directly from Central Federal Bancshares, Inc. or in open market purchases in an amount not to exceed _________________ (___________) shares of Common Stock.

WHEREAS, the Borrower is authorized to borrow funds from the Lender for the purpose of financing authorized purchases of Common Stock; and

WHEREAS, the Lender is willing to make a loan to the Borrower for such purpose.

NOW, THEREFORE, the parties agree hereto to the provisions set forth below.

ARTICLE I

DEFINITIONS

The following definitions shall apply for purposes of this Loan Agreement, except to the extent that a different meaning is plainly indicated by the context:

“Business Day” means any day other than a Saturday, Sunday or other day on which banks are authorized or required to close under federal or local law or regulation.

“Code” means the Internal Revenue Code of 1986, as amended (including the corresponding provisions of any succeeding law).

“Default” means an event or condition which would constitute an Event of Default. The determination as to whether an event or condition would constitute an Event of Default shall be determined without regard to any applicable requirements of notice or lapse of time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended (including the corresponding provisions of any succeeding law).

“Event of Default” means an event or condition described in Article 5 of this Loan Agreement.

“Loan” means the loan described in Section 2.1 of this Loan Agreement.

“Loan Documents” means, collectively, the Loan Agreement, the Promissory Note and the Pledge Agreement and all other documents now or hereafter executed and delivered in connection with such documents, including all amendments, modifications and supplements of or to all such documents.

“Pledge Agreement” means the agreement described in Section 2.8(a) of this Loan Agreement.

“Principal Amount” means the face amount of the Promissory Note, determined as set forth in Section 2.1(c) of this Loan Agreement.

“Promissory Note” means the promissory note described in Section 2.3 of this Loan Agreement.

“Register” means the register described in Section 2.9 of this Loan Agreement.

ARTICLE II

THE LOAN; PRINCIPAL AMOUNT;

INTEREST; SECURITY; INDEMNIFICATION

Section 2.1           The Loan; Principal Amount.

(a)          The Lender hereby agrees to lend to the Borrower such amount, and at such time, as shall be determined under this Section 2.1; provided, however, that in no event shall the aggregate amount lent under this Loan Agreement from time to time exceed the greater of (i) __________________ ($_________) or (ii) the aggregate amount paid by the Borrower to purchase up to __________________ (_________) shares of Common Stock.

(b)          Subject to the limitations of Section 2.1(a), the Borrower shall determine the amounts borrowed under this Agreement, and the time at which such borrowings are effected. Each such determination shall be evidenced in a writing which shall set forth the amount to be borrowed and the date on which the Lender shall disburse such amount, and such writing shall be furnished to the Lender by notice from the Borrower. The Lender shall disburse to the Borrower the amount specified in each such notice on the date specified therein or, if later, as promptly as practicable following the Lender’s receipt of such notice; provided, however, that the Lender shall have no obligation to disburse funds pursuant to this Agreement following the occurrence of a Default or an Event of Default until such time as such Default or Event of Default shall have been cured.

(c)          For all purposes of this Loan Agreement, the Principal Amount on any date shall be equal to the excess, if any, of:

(i)          the aggregate amount disbursed by the Lender pursuant to Section 2.1(b) on or before such date; over

(ii)         the aggregate amount of any repayments of such amounts made before such date.

The Lender shall maintain on the Register a record of, and shall record in the Promissory Note, the Principal Amount, any changes in the Principal Amount and the effective date of any changes in the Principal Amount.

Section 2.2           Interest.

(a)          The Borrower shall pay to the Lender interest on the Principal Amount, for the period commencing with the first disbursement of funds under this Loan Agreement and continuing until the Principal Amount shall be paid in full, at the rate of ___________ percent (___%) per annum. Interest payable under this Agreement shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last) occurring during the period to which the computation relates.

(b)          Accrued interest on the Principal Amount shall be payable by the Borrower on the dates set forth in Schedule I to the Promissory Note. All interest on the Principal Amount shall be paid by the Borrower in immediately available funds.

(c)          Anything in this Loan Agreement or the Promissory Note to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payment referred to in the preceding sentence shall be made by the Borrower to the Lender on the

2

earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

Section 2.3           Promissory Note. The Loan shall be evidenced by the Promissory Note of the Borrower attached hereto as an Exhibit, payable to the order of the Lender in the Principal Amount and otherwise duly completed.

Section 2.4           Payment of Trust Loan. The Principal Amount of the Loan shall be repaid in accordance with Schedule I to the Promissory Note on the dates specified therein until fully paid.

Section 2.5           Prepayment. The Borrower shall be entitled to prepay the Loan in whole or in part, at any time and from time to time; provided, however, that the Borrower shall give notice to the Lender of any such prepayment; and provided, further, that any partial prepayment of the Loan shall be in an amount not less than $1,000. Any such prepayment shall be: (a) permanent and irrevocable; (b) accompanied by all accrued interest through the date of such prepayment; (c) made without premium or penalty; and (d) applied on the inverse order of the maturity of the installment thereof unless the Lender and the Borrower agree to apply such prepayments in some other order.

Section 2.6           Method of Payments.

(a)          All payments of principal and interest payable hereunder shall be made in lawful money of the United States, in immediately available funds, to the Lender at the address specified herein or pursuant to this Loan Agreement for notices to the Lender, on the date on which such payment shall become due. Any such payment made on such date but after such time shall, if the amount paid bears interest, and except as expressly provided to the contrary herein, be deemed to have been made on, and interest shall continue to accrue and be payable thereon until, the next succeeding Business Day. If any payment of principal or interest becomes due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and when paid, such payment shall include interest to the day on which payment is in fact made.

(b)          Notwithstanding anything to the contrary contained in this Loan Agreement or the Promissory Note, the Borrower shall not be obligated to make any payment, repayment or pre-payment on the Promissory Note if doing so would cause the ESOP to cease to be an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code or qualified under Section 401(a) of the Code or cause the Borrower to cease to be a tax exempt trust under Section 501(a) of the Code or if such act or failure to act would cause the Borrower to engage in any “prohibited transaction” as such term is defined in the Section 4975(c) of the Code and the regulations promulgated thereunder which is not exempted by Section 4975(c)(2) or (d) of the Code and the regulations promulgated thereunder or in Section 406 of ERISA and the regulations promulgated thereunder which is not exempted by Section 408(b) of ERISA and the regulations promulgated thereunder; provided, however, that in each case, the Borrower, may act or refrain from acting pursuant to this Section 2.6(b) on the basis of an opinion of counsel. The Borrower may consult with counsel, and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such opinion of counsel. Nothing contained in this Section 2.6(b) shall be construed as imposing a duty on the Borrower to consult with counsel. Any obligation of the Borrower to make any payment, repayment or prepayment on the Promissory Note or refrain from taking any other act hereunder or under the Promissory Note which is excused pursuant to this Section 2.6(b) shall be considered a binding obligation of the Borrower, or both, as the case may be, for the purposes of determining whether a Default or Event of Default has occurred hereunder or under the Promissory Note and nothing in this Section 2.6(b) shall be construed as providing a defense to any remedies otherwise available upon a Default or an Event of Default hereunder (other than the remedy of specific performance).

Section 2.7           Use of Proceeds of Loan. The entire proceeds of the Loan shall be used solely for acquiring shares of Common Stock, and for no other purpose whatsoever.

3

Section 2.8           Security.

(a)          In order to secure the due payment and performance by the Borrower of all of its obligations under this Loan Agreement, simultaneously with the execution and delivery of this Loan Agreement by the Borrower, the Borrower shall:

(i)	pledge to the Lender as Collateral (as defined in the Pledge Agreement), and grant to the Lender a first priority lien on and security interest in, the Common Stock purchased with the Principal Amount, by the execution and delivery to the lender of the Pledge Agreement attached hereto as an exhibit; and

(ii)	execute and deliver, or cause to be executed and delivered, such other agreement, instruments and documents as the Lender may reasonably require in order to effect the purposes of the Pledge Agreement and this Loan Agreement.

(b)          The Lender shall release from encumbrance under the Pledge Agreement and transfer to the Borrower, as of the date on which any payment or repayment of the Principal Amount is made, a number of shares of Common Stock held as Collateral determined pursuant to the applicable provisions of the ESOP.

Section 2.9           Registration of the Promissory Note.

(a)          The Lender shall maintain a Register providing for the registration of the Principal Amount and any stated interest and of transfer and exchange of the Promissory Note. Transfer of the Promissory Note may be effected only by the surrender of the old instrument and either the reissuance by the Borrower of the old instrument to the new holder or the issuance by the Borrower of a new instrument to the new holder. The old Promissory Note so surrendered shall be canceled by the Lender and returned to the Borrower after such cancellation.

(b)          Any new Promissory Note issued pursuant to Section 2.9(a) shall carry the same rights to interest (unpaid and to accrue) carried by the Promissory Note so transferred or exchanged so that there will not be any loss or gain of interest on the note surrender. Such new Promissory Note shall be subject to all of the provisions and entitled to all of the benefits of this Agreement. Prior to due presentment for registration or transfer, the Borrower may deem and treat the registered holder of any Promissory Note as the holder thereof for purposes of payment and other purposes. A notation shall be made on each new Promissory Note of the amount of all payments of principal and interest theretofore paid.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower hereby represents and warrants to the Lender as follows:

Section 3.1           Power, Authority, Consents. The Borrower has the power to execute, deliver and perform this Loan Agreement, the Promissory Note and Pledge Agreement, all of which have been duly authorized by all necessary and proper corporate or other action.

Section 3.2           Due Execution, Validity, Enforceability. Each of the Loan Documents, including, without limitation, this Loan Agreement, the Promissory Note and the Pledge Agreement, has been duly executed and delivered by the Borrower; and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms.

Section 3.3           Properties, Priority of Liens. The liens which have been created and granted by the Pledge Agreement constitute valid, first liens on the properties and assets covered by the Pledge Agreement, subject to no prior or equal lien.

4

Section 3.4           No Defaults, Compliance with Laws. The Borrower is not in default in any material respect under any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it is materially affected.

Section 3.5           Purchase of Common Stock. Upon consummation of any purchase of Common Stock by the Borrower with the proceeds of the Loan, the Borrower shall acquire valid, legal and marketable title to all of the Common Stock so purchased, free and clear of any liens, other than a pledge to the Lender of the Common Stock so purchased pursuant to the Pledge Agreement. Neither the execution and delivery of the Loan Documents nor the performance of any obligation thereunder violates any provisions of law or conflicts with or results in a breach of or creates (with or without the giving of notice of lapse of time, or both) a default under any agreement to which the Borrower is a party or by which it is bound or any of its properties is affected. No consent of any federal, state, or local governmental authority, agency, or other regulatory body, the absence of which could have a materially adverse effect on the Borrower or the Trustee, is or was required to be obtained in connection with the execution, delivery, or performance of the Loan Documents and the transaction contemplated therein or in connection therewith, including without limitation, with respect to the transfer of the shares of Common Stock purchased with the proceeds of the Loan pursuant thereto.

Section 3.6           ESOP; Contributions. The ESOP will qualify as an “employee stock ownership plan” as defined in Section 4975(e)(7) of the Code. The ESOP provides that the ESOP contributing employers may make contributions to the ESOP in an amount necessary to enable the Trustee to amortize the Loan in accordance with the terms of the Promissory Note; provided, however, that no such contributions shall be required if they would adversely affect the qualification of the ESOP under Section 401(a) of the Code.

Section 3.7           Trustee. The trustee of the ESOP has been duly appointed by the ESOP sponsor.

Section 3.8           Compliance with Laws; Actions. Neither the execution and delivery by the Borrower of this Loan Agreement or any instruments required thereby, nor compliance with the terms and provisions of any such documents by the lender, constitutes a violation of any provision of any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality, or an event of default under any agreement, to which the Borrower is a party, to which the Borrower is bound or to which the Borrower is subject, which violation or event of default would have a material adverse effect on the Borrower. There is no action or proceeding pending or threatened against either the ESOP or the Borrower before any court or administrative agency.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDER

The Lender hereby represents and warrants to the Borrower as follows:

Section 4.1           Power, Authority, Consents. The Lender has the power to execute, deliver and perform this Loan Agreement, the Pledge Agreement and all documents executed by the Lender in connection with the Loan, all of which have been duly authorized by all necessary and proper corporate or other action. No consent, authorization or approval or other action by any governmental authority or regulatory body, and no notice by the Lender to, or filing by the Lender with, any governmental authority or regulatory body is required for the due execution, delivery and performance of this Loan Agreement.

Section 4.2           Due Execution, Validity, Enforceability. This Loan Agreement and the Pledge Agreement have been duly executed and delivered by the Lender, and each constitutes a valid and legally binding obligation of the Lender, enforceable in accordance with its terms.

5

ARTICLE V

EVENTS OF DEFAULT

Section 5.1           Events of Default under Loan Agreement. Each of the following events shall constitute an “Event of Default” hereunder:

(a)          failure to make any payment or mandatory prepayment of principal of the Promissory Note when due, or failure to make any payment of interest on the Promissory Note not later than five (5) Business Days after the date when due;

(b)          failure by the Borrower to perform or observe any term, condition or covenant of this Loan Agreement or of any of the other Loan Documents, including, without limitation, the Promissory Note and the Pledge Agreement; or

(c)          any representation or warranty made in writing to the Lender in any of the Loan Documents, or any certificate, statement or report made or delivered in compliance with this Loan Agreement, shall have been false or misleading in any material respect when made or delivered.

Section 5.2           Lender’s Rights upon Event of Default. If an Event of Default under this Loan Agreement shall occur and be continuing, the Lender shall have no rights to, or recourse against, the assets of the ESOP other than: (a) contributions (other than contributions of Common Stock) that are made by the ESOP contributing employers to enable the Borrower to meet its obligations pursuant to this Loan Agreement and earnings attributable to the investment of such contributions and (b) “Eligible Collateral” (as defined in the Pledge Agreement); provided, however, that: (i) the value of the Borrower’s assets transferred to the Lender following an Event of Default in satisfaction of the due and unpaid amount of the Loan shall not exceed the amount in default; (ii) the Borrower’s assets shall be transferred to the Lender following an Event of Default only to the extent of the failure of the Borrower to meet the payment schedule of the Loan; and (iii) all rights of the Lender to the Common Stock purchased with the proceeds of the Loan covered by the Pledge Agreement following an Event of Default shall be governed by the terms of the Pledge Agreement.

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.1           Payments. All payments hereunder and under the Promissory Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Loan Agreement and the Promissory Note, subject to any applicable tax withholding requirements. Upon payment in full of the Promissory Note, the Lender shall mark such Promissory Note “Paid” and return it to the Borrower.

Section 6.2           Survival. All agreements, representations and warranties made herein shall survive the delivery of this Loan Agreement and the Promissory Note.

Section 6.3           Modifications, Consents and Waivers; Entire Agreement. No modification, amendment or waiver of or with respect to any provision of this Loan Agreement, the Promissory Note, the Pledge Agreement, or any of the other Loan Documents, nor consent to any departure from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement thereof is sought. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on a party in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Loan Agreement embodies the entire agreement and understanding between the Lender and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

Section 6.4           Remedies Cumulative. Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender or the holder of the Promissory Note to

6

exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right. The due payment and performance of the obligations under the Loan Documents shall be without regard to any counterclaim, right of offset or any other claim whatsoever which the Borrower may have against the Lender and without regard to any other obligation of any nature whatsoever which the Lender may have to the Borrower, and no such counterclaim or offset shall be asserted by the Borrower in any action, suit or proceeding instituted by the Lender for payment or performance of such obligations.

Section 6.5           Further Assurances; Compliance with Covenants. At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to fully effect the terms of this Loan Agreement, the Promissory Note, the Pledge Agreement, the other Loan Documents and any other agreements, instruments and documents delivered pursuant hereto or in connection with the Loan.

Section 6.6           Notices. Except as otherwise specifically provided for herein, all notices, requests, reports and other communications pursuant to this Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by registered or certified mail, return receipt requested, except for routine reports delivered in compliance with Article VI hereof which may be sent by ordinary first-class mail) or telex or telecopier addressed as follows:

(a)	If to the Borrower:

Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan Trust

___________________________________

___________________________________

Attn:_______________________________

(b)	If to the Lender:

Central Federal Bancshares, Inc.

210 West 10th Street

Rolla, Missouri 65401

Attn:_____________

Any notice, request or communication hereunder shall be deemed to have been given on the day on which it is delivered by hand or by commercial messenger service, or sent by telex or telecopier, to such party at its address specified above, or, if sent by mail, on the third Business Day after the day deposited in the mail, postage prepaid, addressed as aforesaid. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given only when actually received by the party to whom it is addressed.

Section 6.7           Counterparts. This Loan Agreement may be signed in any number of counterparts which, when taken together, shall constitute one and the same document.

Section 6.8           Construction; Governing Law. The headings used in the table of contents and in this Loan Agreement are for convenience only and shall not be deemed to constitute a part hereof. All uses herein of any gender or of singular or plural terms shall be deemed to include uses of the other genders or plural or singular terms, as the context may require. All references in this Loan Agreement of an Article or Section shall be to an Article or Section of this Loan Agreement, unless otherwise specified. This Loan Agreement, the Promissory Note, the Pledge Agreement and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of Missouri.

7

Section 6.9           Severability. Wherever possible, each provision of this Loan Agreement shall be interpreted in such manner as to be effective and valid under applicable law; however, the provisions of this Loan Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provisions in this Loan Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Loan Agreement are independent, and compliance by a party with any of them shall not excuse non-compliance by such party with any other. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Loan Agreement.

Section 6.10         Binding Effect: No Assignment or Delegation. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and the Lender and its successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void.

* * * * *

8

IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be executed as of the date first written above.

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By:

Print Name:

Title:	Trustee

CENTRAL FEDERAL BANCSHARES, INC.

By:

Print Name:

By:

[Signature Page – ESOP Loan Agreement]

9

FORM OF

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (“Pledge Agreement”) is made as of _______________, by and between ______________ , AS TRUSTEES FOR THE CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST (“Pledgor”), and CENTRAL FEDERAL BANCSHARES, INC. (“Pledgee”).

W I T N E S S E T H

WHEREAS, this Pledge Agreement is being executed and delivered to the Pledgee pursuant to the terms of a Loan Agreement (“Loan Agreement”), by and between the Pledgor and the Pledgee;

NOW, THEREFORE, in consideration of the mutual agreements contained herein and in the Loan Agreement, the parties hereto do hereby covenant and agree to the provisions set forth below.

Section 1. Definitions. The following definitions shall apply for purposes of this Pledge Agreement, except to the extent that a different meaning is plainly indicated by the context; all capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Loan Agreement.

“Collateral” shall mean the Pledged Shares and, subject to Section 5 hereof, and to the extent permitted by applicable law, all rights with respect thereto, and all proceeds of such Pledged Shares and rights.

“ESOP” shall mean the Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan.

“Event of Default” shall mean an event so defined in the Loan Agreement.

“Liabilities” shall mean the amounts the Pledgor owes to the Pledgee under the Loan Agreement and the Promissory Note and any amendments thereto.

“Pledged Shares” shall mean all the Shares of Common Stock of the Pledgee purchased by the Pledgor with the proceeds of the loan made by the Pledgee to the Pledgor pursuant to the Loan Agreement, but excluding any such shares previously released pursuant to Section 4 of this Pledge Agreement.

Section 2. Pledge.   To secure the payment of and performance of all the Liabilities, the Pledgor hereby pledges to the Pledgee, and grants to the Pledgee, a security interest in, and lien upon, the Collateral.

Section 3. Representations and Warranties of the Pledgor.   The Pledgor represents, warrants, and covenants to the Pledgee as follows:

(a)          the execution, delivery and performance of this Pledge Agreement and the pledging of the Collateral hereunder do not and will not conflict with, result in a violation of, or constitute a default under, any agreement binding upon the Pledgor;

(b)          the Pledged Shares are and will continue to be owned by the Pledgor free and clear of any liens or rights of any other person except the lien hereunder and under the Loan Agreement in favor of the Pledgee, and the security interest of the Pledgee in the Pledged Shares and the proceeds thereof is and will continue to be prior to and senior to the rights of all others;

(c)          this Pledge Agreement is the legal, valid, binding and enforceable obligation of the Pledgor in accordance with its terms;

(d)          the Pledgor shall, from time to time, upon request of the Pledgee, promptly deliver to the Pledgee such stock powers, proxies, and similar documents, satisfactory in form and substance to the Pledgee, with respect to the Collateral as the Pledgee may reasonably request; and

(e)          subject to the first sentence of Section 4(b) of this Pledge Agreement, the Pledgor shall not, so long as any Liabilities are outstanding, sell, assign, exchange, pledge or otherwise transfer or encumber any of its rights in and to any of the Collateral.

Section 4. Eligible Collateral.

(a)          As used herein the term “Eligible Collateral” shall mean the amount of Collateral which has an aggregate fair market value equal to the amount by which the Pledgor is in default or such lesser amount of Collateral as may be required pursuant to Section 13 of this Pledge Agreement.

(b)          The Pledged Shares shall be released from this Pledge Agreement in a manner conforming to the requirements of Treasury Regulations Section 54.4975-7(b)(8), as the same may be from time to time amended or supplemented, and the applicable provisions of the ESOP. Subject to the Treasury Regulations, the Pledgee may from time to time, after any Default or Event of Default, and without prior notice to the Pledgor, transfer all or any part of the Eligible Collateral in the name of the Pledgee or its nominee, without disclosing that such Eligible Collateral is subject to any rights of the Pledgor and may from time to time, whether before or after any of the Liabilities shall become due and payable, without notice to the Pledgor, take all or any of the following actions: (i) notify the parties obligated on any of the Eligible Collateral to make payment to the Pledgee of any amounts due or due to become due thereunder, (ii) release or exchange all or any part of the Eligible Collateral, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, and (iii) take control of any proceeds of the Eligible Collateral.

Section 5. Delivery.

(a)          The Pledgor shall deliver to the Pledgee upon execution of this Pledge Agreement (i) either (A) certificates for the Pledged Shares, each certificate duly signed in blank by the Pledgor or accompanied by a stock transfer power duly signed in blank by the Pledgor and each such certificate accompanied by all required documentary or stock transfer tax stamps or (B) if the Trustee does not yet have possession of the Pledged Shares, an assignment by the Pledgor of all the Pledgor’s rights to and interest in the Pledged Shares, and (ii) an irrevocable proxy, in form and substance satisfactory to the Pledgee, signed by the Pledgor with respect to the Pledged Shares.

(b)          Subject to Section 6 of this Pledge Agreement, (i) the Pledgor shall be entitled to exercise any and all voting and other rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Pledge Agreement, and (ii) the Pledgor shall be entitled to receive any and all cash dividends or other distributions paid in respect of the Collateral.

Section 6. Events of Default.

(a)          If a Default or Event of Default shall be existing, in addition to the rights it may have under the Loan Agreement, the Promissory Note, and this Pledge Agreement, or by virtue of any other instrument, (i) the Pledgee may exercise, with respect to the Eligible Collateral, from time to time, any rights and remedies available to it under the Uniform Commercial Code as in effect from time to time in the State of Missouri or otherwise available to it, and (ii) the Pledgee shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsement, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Eligible Collateral. Written notification of intended disposition of any of the Eligible Collateral shall be given by the Pledgee to the Pledgor at least three (3) Business Days before such disposition. No action of the Pledgee permitted hereunder shall impair or affect its rights in and to the Eligible Collateral. All rights and remedies of the Pledgee expressed hereunder are in addition to all other rights and remedies possessed by it, including, without limitation, those contained in the documents referred to in the definition of Liabilities in Section 1 hereof.

2

(b)          In any sale of any of the Eligible Collateral after a Default or an Event of Default shall have occurred, the Pledgee is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers or further restrict such prospective bidders or purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Eligible Collateral), or in order to obtain such required approval of the sale or of the purchase by any governmental regulatory authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Pledgee be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Eligible Collateral is sold in compliance with any such limitation or restriction.

Section 7. Payment in Full. Upon the payment in full of all outstanding Liabilities, this Pledge Agreement shall terminate and the Pledgee shall forthwith assign, transfer and deliver to the Pledgor, against receipt and without recourse to the Pledgee, all Collateral then held by the Pledgee pursuant to the Pledge Agreement.

Section 8. No Waiver. No failure or delay on the part of the Pledgee in exercising any right or remedy hereunder or under any other document which confers or grants any rights to the Pledgee in respect of the Liabilities shall operate as a waiver thereof nor shall any single or partial exercise of any such rights or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy of the Pledgee.

Section 9. Binding Effect; No Assignment or Delegation. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Pledgee and their respective successors and assigns, except that the Pledgor may not assign or transfer its rights hereunder without the prior written consent of the Pledgee (which consent shall not unreasonably be withheld). Each duty or obligation of the Pledgor to the Pledgee pursuant to the provisions of this Pledge Agreement shall be performed in favor of any person or entity designated by the Pledgee, and any duty or obligation of the Pledgee to the Pledgor may be performed by any other person or entity designated by the Pledgee.

Section 10. Governing Law. This Pledge Agreement shall be governed by and construed in accordance with the laws of the State of Missouri applicable to agreements to be performed wholly within the State of Missouri.

Section 11. Notices. All notices, requests, instructions or documents hereunder shall be in writing and delivered personally or sent by United States mail, registered or certified, return receipt requested, with proper postage prepaid as follows:

(a)	If to the Pledgor:

Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan Trust

___________________________________

___________________________________

Attn:_______________________________

(b)	If to the Pledgee:

Central Federal Bancshares, Inc.

210 West 10th Street

Rolla, Missouri 65401

Attn:_____________

or at such other address as either of the parties may designate by written notice to the other party. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made, and, if delivered by mail, the date on which such notice, request, instruction, or document is

3

deposited in the mail shall be the date of delivery. Each notice, request, instruction or document shall bear the date on which it is delivered.

Section 12. Interpretation.   Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision herein shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions hereof.

Section 13. Construction.   All provisions hereof shall be construed so as to maintain (a) the ESOP as a tax-qualified leveraged employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986 (the “Code”), (b) the Trust as exempt from taxation under Section 501(a) of the Code and (c) the loan as an exempt loan under Section 54.4975-7(b) of the Treasury Regulations and as described in Department of Labor Regulation Section 2550.408b-3.

IN WITNESS WHEREOF, this Pledge Agreement has been duly executed by the parties hereto as of the day and year first above written.

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST

By:

Print Name:

Title:	Trustee

CENTRAL FEDERAL BANCSHARES, INC.

By:

Print Name:

By:

[Signature Page – ESOP Pledge Agreement]

4

FORM OF

PROMISSORY NOTE

FOR VALUE RECEIVED, the undersigned, ________________ AS THE TRUSTEES FOR THE CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST (the “Borrower”), a trust forming part of the Central Federal Savings and Loan Association of Rolla Employee Stock Ownership Plan (“ESOP”), hereby promises to pay to the order of CENTRAL FEDERAL BANCSHARES, INC. (the “Lender”) up _______________________ dollars ($_______) payable in accordance with the Loan Agreement made and entered into between the Borrower and the Lender of even date herewith (“Loan Agreement”) pursuant to which this Promissory Note is issued.

The Principal Amount of this Promissory Note shall be payable in accordance with the schedule attached hereto (“Schedule I”).

This Promissory Note shall bear interest at the rate per annum set forth or established under the Loan Agreement, such interest to be payable in accordance with Schedule I.

Anything herein to the contrary notwithstanding, the obligation of the Borrower to make payments of interest shall be subject to the limitation that payments of interest shall not be required to be made to the Lender to the extent that the Lender’s receipt thereof would not be permissible under the law or laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by the Lender. Such deferred interest shall not bear interest.

Payments of both principal and interest on this Promissory Note are to be made at the principal office of the Lender or such other place as the holder hereof shall designate to the Borrower in writing, in lawful money of the United States of America in immediately available funds.

Failure to make any payments of principal on this Promissory Note when due, or failure to make any payment of interest on this Promissory Note not later than five (5) Business Days after the date when due, shall constitute a default hereunder, whereupon the principal amount of accrued interest on this Promissory Note shall immediately become due and payable in accordance with the terms of the Loan Agreement. Notwithstanding any provision contained in this Promissory Note to the contrary, in the event of the occurrence of an Event of Default (as defined in the Loan Agreement), the value of the assets of the ESOP transferred in satisfaction of this Promissory Note and the other obligations of the Borrower under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) shall not exceed the “amount of default” (within the meaning of Treasury Regulation Section 54.4975-7(b)(6)).

Notwithstanding any provision contained in this Promissory Note to the contrary, the loan evidenced by this Promissory Note is without recourse against, and the Lender shall have no right to, any assets of the ESOP other than the collateral described in the Pledge Agreement and contributions (other than contributions of qualifying employer securities as defined in Treas. Reg. Section 54.4975-12) that are made under the ESOP to permit it to meet its obligations under this Promissory Note and the other Loan Documents.

This Promissory Note is secured by a Pledge Agreement between the Borrower and the Lender of even date herewith and is entitled to the benefits thereof.

CENTRAL FEDERAL SAVINGS AND LOAN ASSOCIATION OF ROLLA EMPLOYEE STOCK OWNERSHIP PLAN TRUST

Trustee